Exhibit 99.1
RELEASE: IMMEDIATE
GETTY REALTY CORP.
ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER
ENDED MARCH 31, 2012

- Adjusted Funds From Operations of $9.7 Million, or $0.29 Per Share –
- Funds From Operations of $10.3 Million, or $0.31 per Share, After Charges –
- Net Earnings of $6.5 Million, or $0.19 Per Share, After Charges –
- Repossessed 788 Properties Subsequent to Quarter End –

JERICHO, NY, May 7, 2012 --- Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) today reported its financial results for the quarter ended March 31, 2012. All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise.

Financial Results:

Results for the quarter ended March 31, 2012 continued to be materially affected by events related to Getty Petroleum Marketing Inc.’s (“Marketing”) filing for Chapter 11 protection under the Federal Bankruptcy Code (the “Marketing Bankruptcy”).  The results do not reflect any of the impact of the repositioning of the properties previously leased to Marketing as announced by the Company subsequent to the end of the first quarter of 2012 and as more fully described below.

Earnings from continuing operations, net earnings and funds from operations (FFO) for the quarter ended March 31, 2012, were materially adversely impacted by a reduction in the net contribution from the properties that were subject to the Master Lease with Marketing as more fully described in the Company’s Quarterly Report on Form 10-Q filed today.

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. In accordance with the National Association of Real Estate Investment Trusts’ modified guidance for reporting FFO, Getty has restated reporting of FFO for all periods presented to exclude non-cash impairment charges.  Details about this change, related definitions and reconciliations to net earnings can be found in the financial tables at the end of this release.

Net Earnings:

The Company reported net earnings for the quarter ended March 31, 2012 of $6.5 million, or $0.19 per share, as compared to earnings of $11.4 million for the quarter ended March 31, 2011.

Adjusted Funds From Operations (AFFO) and Funds From Operations (FFO):

AFFO decreased by $6.7 million to $9.7 million, or $0.29 per share, as compared to $16.4 million, or $0.50 per share, for the quarter ended March 31, 2011. FFO decreased by $4.3 million to $10.3 million, or $0.31 per share for the quarter ended March 31, 2012, as compared to $14.6 million, or $0.45 per share, for the quarter ended March 31, 2011.

Per share amount comparisons for AFFO, FFO and net earnings were adversely affected by a 2.7% increase in the number of shares outstanding in the current quarter resulting from the Company’s equity issuance in the first quarter of 2011.

Operating Income:

Revenues from rental properties included in continuing operations include approximately $12.6 million and $9.6 million for the three months ended March 31, 2012 and 2011, respectively, of rent contractually due or received from tenants other than Marketing. The increase in rent contractually due or received from these tenants for the three months ended March 31, 2012 was primarily due to rental income from properties the Company acquired in January and March 2011.

Revenues contractually due from Marketing included in continuing operations for the three months ended March 31, 2012 were approximately $18.0 million as compared to $15.1 million for the three months ended March 31, 2011.  However, for the three months ended March 31, 2012, the Company provided $10.0 million of additional reserves for bad debts, which are included in general and administrative expenses, against the $18.0 million in revenues contractually due from Marketing, which the Company does not expect to collect. The reported increase in the rent contractually due from Marketing was primarily due to a $2.8 million increase in the real estate taxes the Company pays and bills to Marketing.

Rental property expenses included in continuing operations, which are primarily comprised of rent expense and real estate and other state and local taxes, were $6.7 million for the three months ended March 31, 2012, as compared to $3.5 million for the three months ended March 31, 2011. The increase in rental property expenses is principally due to additional real estate tax and rent expense paid by the Company and reimbursable by the Company’s tenants related to properties and leasehold interests acquired in 2011 and accrued past due real estate taxes historically paid by Marketing.

Depreciation and amortization expense included in continuing operations was $4.0 million for the three months ended March 31, 2012, as compared to $2.3 million for the three months ended March 31, 2011. The increase was primarily due to depreciation charges related to capitalized asset retirement costs and properties acquired in 2011, partially offset by the effect of certain assets becoming fully depreciated, lease terminations and dispositions of real estate.

General and administrative expenses, including bad debt reserves and expenses related to Marketing, were $13.1 million for the three months ended March 31, 2012, as compared to $4.9 million for the three months ended March 31, 2011. The increase in general and administrative expenses was principally due to $10.0 million in additional reserves for bad debts attributable to nonpayment of rent and real estate taxes due from Marketing that is not expected to be collected, $1.0 million of legal and professional fees incurred related to Marketing’s defaults of its obligations under the Master Lease and bankruptcy filing and higher employee related expenses recorded in the three months ended March 31, 2012. General and administrative expenses for the three months ended March 31, 2011 contained a one-time expense of $2.0 million related to property acquisition costs.

Non-cash impairment charges of $0.4 million are included in continuing operations for the quarter ended March 31, 2012 as compared to $1.0 million recorded for the three months ended March 31, 2011. The non-cash impairment charges recorded during the quarter ended March 31, 2012 were primarily attributable to the accumulation of costs increasing the carrying value of certain properties above their fair value in conjunction with increases in estimated environmental liabilities. The non-cash impairment charges recorded for the three months ended March 31, 2011 resulted from reductions in real estate valuations and the reductions in the assumed holding period used to test for impairment.

Total operating expenses included in continuing operations (excluding non-cash impairment charges acquistion costs, and expenses primarily related to Marketing totaling $11.6 million for the quarter ended March 31, 2012 and $3.2 million for the quarter ended March 31, 2011) were $13.2 million for the quarter ended March 31, 2012, as compared to $9.6 million for quarter ended March 31, 2011.  The increase is largely due to the increase in rental property expenses discussed above.

Recent Developments Regarding Marketing:

As previously announced, the Master Lease with Marketing was rejected effective April 30, 2012, pursuant to an order of the Bankruptcy Court. This rejection affects all but one of the 788 properties the Company had leased to Marketing. As a result of this action, the Company repossessed its portfolio of properties that were subject to the Master Lease.

The Company also previously announced that it had:

•
Entered into long-term triple-net leases comprising 282 locations with affiliates of Lehigh Gas, Chestnut Petroleum Distributors, Ramoco Fuels and Sam’s Food Stores, as well as adding properties to an existing lease with MWS Enterprises (Arrowmart). The properties are located in New England, Southern New Jersey, Southeastern and Central Pennsylvania and upstate New York (Buffalo) and are anticipated to generate approximately $17.0 million of annual triple-net GAAP revenue.

•
Entered into an interim fuel supply and services agreement with Global Partners, LP to provide gasoline supply and certain oversight services with respect to approximately 254 locations located in the New York City metro area and New Jersey.

•	Entered into a variety of other fuel supply, direct leases and licenses for the remaining properties, excluding properties being marketed for sale, which in some cases are vacant.

•	Sold five properties during the month of April for approximately $1.5 million.

The Company may experience temporary disruptions in the collection of rent receipts at select locations and may incur costs to dispossess Marketing’s former subtenants (or sub-subtenants) which have not yet entered into new agreements with the Company or its tenants and therefore have no right to remain at these locations.  The Company intends to directly or, as to locations subject to new leases, together with its new distributor tenants, pursue the dispossession process to the fullest extent permitted by law.

Conference Call Information:

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, May 8, 2012 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial (719) 457-2674 ten minutes before the scheduled start time and reference pass code 6341628. If you cannot participate in the live event, a replay will be available on May 8, 2012 beginning at 12:00 noon Eastern Time through 12:00 noon Eastern Time, May 11, 2012. To access the replay, please dial (719) 457-0820 and reference pass code 6341628.

About Getty:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,145 properties nationwide.

Risk Factors:

For more information on the risks associated with the Company, including risks associated with the Company’s relationship with Marketing, see the disclosure under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s subsequent Quarterly Reports on Form 10-Q and as updated by the Company’s subsequent periodic reports filed under the Securities Exchange Act of 1934, as amended, and the Company’s other filings made with the Securities and Exchange Commission.

Forward Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. STATEMENTS IN THIS ANNOUNCEMENT THAT ARE FORWARD-LOOKING INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING THE NEW LONG-TERM TRIPLE-NET LEASES.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2012	2011
Assets:

Real Estate:
Land	$345,984	$345,473
Buildings and improvements	270,902	270,381
	616,886	615,854
Less – accumulated depreciation and amortization	(140,354)	(137,117)
Real estate, net	476,532	478,737

Net investment in direct financing leases	92,471	92,632
Deferred rent receivable (net of allowance of $24,574 as of March 31, 2012 and $25,630 as of December 31, 2011)	8,587	8,080
Cash and cash equivalents	16,087	7,698
Notes, mortgages and accounts receivable (net of allowance of $19,700 at March 31, 2012 and $9,480 at December 31, 2011)	32,627	36,083
Other assets	17,281	11,859
Total assets	$643,585	$635,089

Liabilities and Shareholders' Equity:

Borrowings under credit line	$151,700	$147,700
Term loan	22,615	22,810
Environmental remediation costs	59,006	57,700
Accounts payable and accrued expenses	31,433	34,710
Total liabilities	264,754	262,920
Commitments and contingencies	—	—
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 33,394,755 at March 31, 2012 and 33,394,395 at December 31, 2011	334	334
Paid-in capital	460,864	460,687
Dividends paid in excess of earnings	(82,367)	(88,852)
Total shareholders' equity	378,831	372,169
Total liabilities and shareholders' equity	$643,585	$635,089

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2012	2011

Revenues from rental properties	$31,214	$24,945
Interest on notes and mortgages receivable	681	405
Total revenues	31,895	25,350

Operating expenses:
Rental property expenses	6,714	3,465
Impairment charges	360	994
Environmental expenses, net	573	1,127
General and administrative expenses	13,133	4,885
Depreciation and amortization expense	3,987	2,305
Total operating expenses	24,767	12,776
Operating income	7,128	12,574

Other income, net	333	6
Interest expense	(1,483)	(1,319)
Earnings from continuing operations	5,978	11,261

Discontinued operations:
Earnings from operating activities	12	57
Gains from dispositions of real estate	495	68
Earnings from discontinued operations	507	125
Net earnings	$6,485	$11,386

Basic and diluted earnings per common share:
Earnings from continuing operations	$.18	$.35
Earnings from discontinued operations	$.02	$-
Net earnings	$.19	$.35

Weighted-average shares outstanding:
Basic	33,394	32,502
Stock options and restricted stock units	—	2
Diluted	33,394	32,504

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2012	2011
Net earnings	$6,485	$11,386

Depreciation and amortization of real estate assets	3,987	2,325
Gains from dispositions of real estate	(533)	(68)
Impairment charges	363	994
Funds from operations	10,302	14,637
Revenue recognition adjustments	(634)	(230)
Acquisition costs	—	1,986
Adjusted funds from operations	$9,668	$16,393

Diluted per share amounts:
Earnings per share	$.19	$.35
Funds from operations per share	$.31	$.45
Adjusted funds from operations per share	$.29	$.50

Diluted weighted average shares outstanding	33,394	32,504

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. In accordance with the National Association of Real Estate Investment Trusts’ modified guidance for reporting FFO, Getty has restated reporting of FFO for all periods presented to exclude non-cash impairment charges. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable. Beginning in 2011, Getty revised its definition of AFFO to exclude direct expensed costs related to property acquisitions and other unusual or infrequently occurring items.

FFO excludes various items such as gains or losses from property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases and income recognized from direct financing leases on Getty’s recognition of revenues from rental properties, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual or infrequently recurring items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual or infrequently occurring items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, property acquisition costs and other unusual or infrequently occurring items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) Getty’s operating expenses (exclusive of direct expensed operating property acquisition costs); and (v) other unusual or infrequently occurring items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Thomas J. Stirnweis
(516) 478-5403